SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: May 31, 2006

(Date of Earliest Event Reported)

Clarient, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	000-22677	75-2649072
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

31 Columbia, Aliso Viejo, California		92656
(Address of Principal Executive Offices)		(Zip Code)

(888) 443-3310

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d- 2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e- 4(c))

Item 1.01                                             Entry into a Material Definitive Agreement.

Agreement with James V. Agnello

On May 31, 2006, the Company hired James V. Agnello as its Senior Vice President and Chief Financial Officer.  Mr. Agnello’s employment with the Company is expected to commence on June 19, 2006. Under the terms of his employment agreement (the “Agreement”) with the Company, Mr. Agnello will receive options to purchase 300,000 shares of common stock and an annual salary of $265,000.  The options, which are intended to meet the employment inducement grant exception provided under Rule 4350(i)(1)(A)(iv) of the NASDAQ Marketplace Rules, will vest over a period of five years and have an exercise price equal to the fair market value of the Company’s common stock on the date of grant.  In addition, Mr. Agnello will participate in the Company’s Management Incentive Program and for 2006 will be paid the greater of $30,000 or his prorated target incentive bonus of 50% of base salary, with a potential for 100% of base salary based on the achievement of Company and personal objectives.  Mr. Agnello also is entitled to reimbursement of relocation expenses, grossed up for federal and state income taxes, if he relocates within 18 months and to other fringe benefits commensurate with his position.  Subject to executing a general release of the Company, Mr. Agnello will be entitled to receive severance payments if he is terminated without “cause,” if he terminates his employment for “good reason” within 12 months following a change of control or in the event of a termination resulting from death or disability.  Such severance payments will consist of up to 24 months base salary if the termination of employment occurs during the first year of Mr. Agnello’s employment (depending on the date of termination) or twelve months base salary if the termination of employment occurs thereafter, as well as continued coverage under the Company’s medical and health plans, and all options that are vested as of his termination date will remain exercisable until the earlier of the first anniversary of his termination date or the expiration date of the options.  The Company issued a press release announcing Mr. Agnello’s appointment, a copy of which is attached to this Current Report on Form 8-K as Exhibit 99.1.  The information set forth above is qualified in its entirety by reference to the Agreement attached hereto as Exhibit 99.2, which exhibit is incorporated herein by reference.

Item 5.02                                             Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On May 31, 2006, James V. Agnello was appointed as Clarient’s Senior Vice President and Chief Financial Officer, effective June 19, 2006. John A. Roberts, the Company’s Acting Chief Financial Officer has resigned from that position effective on such date.

Mr. Agnello, 52, served as Controller and Chief Accounting Officer and Division Chief Financial Officer for Teleflex, Inc., from 2004 until 2006. Prior to joining Teleflex, Mr. Agnello served from 2002 to 2004 as Senior Vice President and Chief Financial Officer for Impath, Inc., a science-based heath care services company. Prior to that, Mr. Agnello held the position of Vice President and Controller for SmithKline Beecham’s clinical laboratory division, prior to its merger with Quest Diagnostics, Inc.

A description of the material terms of Mr. Agnello’s employment agreement with the Company is set forth under Item 1.01 above.

Section 9 – Financial Statements and Exhibits

Item 9.01                                             Financial Statements and Exhibits

(d)  Exhibits

99.1                           Press Release issued by Clarient dated June 1, 2006.

99.2                           Employment Agreement between Clarient and James V. Agnello dated May 31, 2006

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Clarient, Inc.

Date: June 1, 2006	By:	/s/ Ronald Andrews
		Name:	Ronald Andrews
		Title:	Chief Executive Officer